Exhibit 99.1

BIOLASE REPORTS 31% SEQUENTIAL REVENUE GROWTH

IN 2020 FOURTH QUARTER; DEMAND FROM NEW USERS DRIVING POSITIVE PERFORMANCE

Guides for Significant Revenue Growth Year Over Year in First Quarter 2021

Foothill Ranch, Calif., March 25, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the fourth quarter and full year ended December 31, 2020.

2020 Fourth Quarter Operating Highlights and Recent Developments:

•	Total revenue was $8.5 million, representing sequential quarterly growth of 31%.
•	U.S. revenue exceeded the prior-year fourth quarter, despite COVID-19 headwinds.
•	78% of sales came from new users, continuing a positive trend.
•	40% of sales came from dental specialists, a significant increase compared to recent prior periods.
•	Several Dental Services Organizations (“DSOs”) purchased BIOLASE products in the fourth quarter, including Heartland Dental, Dental Care Alliance, Aspen Dental and Virginia Family Dentistry.
•	BIOLASE significantly bolstered its balance sheet during the COVID-19 pandemic as cash and cash equivalents totaled $17.9 million on December 31, 2020.
•

The Company completed a $14.4 million bought deal in February 2021 increasing its current cash and cash equivalents to approximately $40.0 million as of February 28, 2021, including the proceeds from the exercise of warrants sold in the Company’s July 2020 rights offering.

“Our strong fourth quarter revenue performance is our second consecutive quarter of significant sequential growth and was driven by sales to new customers, dental specialists and DSOs in the U.S.,” commented John Beaver, President and Chief Executive Officer. “Dental specialists, such as endodontist and periodontists, comprised 40% of our U.S. laser sales in the fourth quarter, reflecting our ongoing efforts to educate and train these dental specialists on the benefits of our lasers to drive increased adoption. Our industry-leading dental lasers provide a new, improved and better standard of care for dental procedures while ensuring a safer environment for dental practitioners and patients by reducing aerosolization to mitigate the spread of infectious pathogens, such as COVID-19. We are experiencing high demand from dental specialists for our advanced dental lasers because these products provide the opportunity they seek for safer, more advanced alternatives to grow their practices.

“We have continued to make adjustments to our go-to-market approach during the pandemic, and the momentum we are seeing in the current 2021 first quarter gives us greater confidence that we are nearing a resumption of the growth we were generating prior to COVID-19. Specifically, despite the ongoing impact of the pandemic, we expect to report total revenue growth of approximately 65% for the current first quarter compared to the same quarter a year ago.”

2020 Fourth Quarter Financial Results

Net revenue for the fourth quarter of 2020 was $8.5 million, an increase of 31% sequentially from third quarter revenue of $6.5 million. Compared to the year-ago fourth quarter, which was the last full quarter prior to the impact of the COVID-19 pandemic, revenue decreased 17% from $10.2 million. U.S. laser revenue was $3.8 million for the fourth quarter of 2020, up 15% when compared to U.S. laser revenue of $3.3 million for the fourth quarter of 2019. U.S. consumables and other revenue for the fourth quarter of 2020, which consists of revenue from consumable products such as disposable tips, decreased 10% compared to the fourth quarter of 2019. Outside the U.S., laser revenue declined 52% to $1.7 million for the fourth quarter of 2020 compared to $3.5 million for the fourth quarter of 2019, and consumables and other revenue decreased 13% year over year as recovery from the pandemic has come slower internationally.

Gross margin for the fourth quarter of 2020 was 19%, compared to 43% for the fourth quarter of 2019. The lower gross margin reflects the impact of a decline in revenues relative to our fixed costs and a $1.0 million expense for inventory obsolescence. These impacts were partially offset by higher average U.S. selling prices of our lasers. Total operating expenses were $7.1 million for the fourth quarter of 2020 compared to $7.5 million for the fourth quarter of 2019, a decrease of approximately 5%. Operating loss for the fourth quarter of 2020, was $5.5 million, compared to an operating loss of $3.0 million in the fourth quarter of 2019. Net loss for the fourth quarter of 2020 was $6.1 million, or $0.07 per share, compared to a net loss of $3.6 million, or $0.13 per share, for the fourth quarter of 2019.

Full Year 2020 Financial Results

Net revenue for the year ended December 31, 2020 was $22.8 million, a decrease of 40% compared to net revenue of $37.8 million for the year ended December 31, 2019. U.S. laser revenue was $8.3 million for the year ended December 31, 2020, a decrease of 25% compared to U.S. laser revenue of $11.1 million for the year ended December 31, 2019. U.S. consumables and other revenue for the year ended December 31, 2020, which consists of revenue from consumable products such as disposable tips, decreased 29% year over year. International laser revenue decreased to $4.0 million for the year ended December 31, 2020 compared to $11.7 million for the year ended December 31, 2019.

Gross margin for the year ended December 31, 2020 was 27% compared to 38% for the year ended December 31, 2019. Total operating expenses were $24.7 million for the year ended December 31, 2020 compared to $29.9 million for the year ended December 31, 2019, a decrease of $5.2 million, or 17%, year over year. Operating loss for the year ended December 31, 2020 was $18.5 million, compared to an operating loss of $15.6 million for the year ended December 31, 2019, an increase of $2.9 million year over year. Net loss for the year ended December 31, 2020 was $16.8 million, or $0.28 per share, compared to a net loss of $17.9 million, or $0.77 per share, for the year ended December 31, 2019.

Adjusted EBITDA – Use of Non-GAAP Measures

The Reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Adjusted EBITDA loss for the fourth quarter of 2020 was $4.5 million, or $0.05 per share, compared with Adjusted EBITDA loss of $1.7 million, or $0.05 per share, for the fourth quarter of 2019.

Adjusted EBITDA for the year ended December 31, 2020 was a loss of $13.4 million, or $0.22 per share, compared with an Adjusted EBITDA loss of $10.3 million, or $0.45 per share, for the year ended December 31, 2019.

2021 First Quarter Revenue Guidance

For the first quarter ending March 31, 2021, the Company expects total revenue of $7.5 million to $8.0 million, which would represent growth between 60% and 70% year over year.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2020, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 800-353-6461. For international participants outside the U.S./Canada, the dial-in number is 334-323-0501. For all callers, refer to the Conference ID 7623727. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth during the first quarter of 2021. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report filed on Form 10-K and quarterly report filed on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, President and Chief Executive Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net revenue	$8,520	$10,182	$22,780	$37,799
Cost of revenue	6,915	5,765	16,607	23,511
Gross profit	1,605	4,417	6,173	14,288
Operating expenses:
Sales and marketing	3,767	3,731	11,242	14,396
General and administrative	2,326	2,634	9,772	10,748
Engineering and development	1,051	1,100	3,695	4,765
Total operating expenses	7,144	7,465	24,709	29,909
Loss from operations	(5,539)	(3,048)	(18,536)	(15,621)
(Gain) loss on foreign currency transactions	(47)	53	21	121
Interest expense, net	577	598	2,359	2,157
Other (income) expense, net	(6)	—	(4,215)	—
Non-operating (loss) gain	524	651	(1,835)	2,278
Loss before income tax provision	(6,063)	(3,699)	(16,701)	(17,899)
Income tax provision (benefit)	79	(112)	128	(44)
Net loss	$(6,142)	$(3,587)	$(16,829)	$(17,855)

Net loss	$(6,142)	$(3,587)	$(16,829)	$(17,855)
Deemed dividend on convertible preferred stock	—	—	(17,378)	—
Net loss attributable to common stockholders	$(6,142)	$(3,587)	$(34,207)	$(17,855)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.13)	$(0.56)	$(0.77)
Diluted	$(0.07)	$(0.13)	$(0.56)	$(0.77)
Shares used in the calculation of net loss per share:
Basic	93,211	28,118	61,136	23,201
Diluted	93,211	28,118	61,136	23,201

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$17,564	$5,789
Restricted cash	312	312
Accounts receivable, less allowance of $4,017 and $2,531 in 2020 and 2019, respectively	3,059	8,760
Inventory	11,157	10,995
Prepaid expenses and other current assets	3,018	1,163
Total current assets	35,110	27,019
Property, plant and equipment, net	782	1,193
Goodwill	2,926	2,926
Right of use asset	1,976	276
Other assets	231	433
Total assets	$41,025	$31,847

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,651	$5,332
Accrued liabilities	6,667	4,744
Deferred revenue, current portion	1,905	2,237
Total current liabilities	11,223	12,313
Deferred revenue	374	358
Warranty accrual	384	245
Non current term loans, net of discount	16,186	13,466
Non current operating lease liability	1,774	4
Other liabilities	1,056	1,119
Total liabilities	30,997	27,505
Redeemable preferred stock:
Series E Preferred stock, par value $0.001 per share	—	3,965
Total redeemable preferred stock	—	3,965
Stockholders’ equity:
Series F Preferred stock, par value $0.001 per share	118	—
Common stock, par value $0.001 per share	98	31
Additional paid-in capital	261,573	235,594
Accumulated other comprehensive loss	(385)	(701)
Accumulated deficit	(251,376)	(234,547)
Total stockholders’ equity	10,028	377
Total liabilities, redeemable preferred stock and stockholders’ equity	$41,025	$31,847

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Twelve Months Ended
	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(16,829)	$(17,855)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	499	982
Provision for bad debts	1,328	1,695
Provision for sales returns	87	—
Provision for inventory excess and obsolescence	(591)	413
Inventory disposals	1,300	15
Amortization of discounts on lines of credit	165	140
Amortization of debt issuance costs	331	188
Change in fair value of warrants	(5,850)	—
Issuance costs for common stock warrants	1,641	—
Stock-based compensation	3,370	2,742
Warrants issued to consultants	—	48
Deferred income taxes	—	7
Earned interest income	—	2
Changes in operating assets and liabilities:
Accounts receivable	4,286	655
Inventory	(871)	825
Prepaid expenses and other current assets	825	439
Accounts payable and accrued liabilities	(2,107)	(3,156)
Deferred revenue	(379)	114
Net cash and cash equivalents used in operating activities	(12,795)	(12,746)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(96)	(207)
Net cash and cash equivalents used in investing activities	(96)	(207)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	6,912	9,171
Proceeds from the issuance of Series F Convertible Preferred Stock	2,700	—
Proceeds from the issuance of July 2020 Warrants	15,300	—
Payments of equity offering costs	(1,281)	(821)
Payments of warrant issuance costs	(1,640)	—
Borrowings on other long-term loans	3,140	—
Borrowings under term loan	—	2,500
Principal payment on term loan	(700)	—
Borrowings on credit facility	3,000	—
Repayment of credit facility	(3,000)	—
Payment of debt issuance costs	(128)	(133)
Proceeds from the exercise of common stock warrants	46	—
Proceeds from exercise of stock options	—	4
Net cash and cash equivalents provided by financing activities	24,349	10,721
Effect of exchange rate changes	317	(23)
Decrease in cash, cash equivalents and restricted cash	11,775	(2,255)
Cash, cash equivalents and restricted cash, beginning of period	6,101	8,356
Cash, cash equivalents and restricted cash, end of period	$17,876	$6,101
Supplemental cash flow disclosure:
Cash paid for interest	$1,881	$1,784
Cash received for interest	$11	$—
Cash paid for income taxes	$22	$35
Cash paid for operating leases	$489	$797
Non-cash accrual for capital expenditures	$—	$18
Non-cash settlement of performance award liability	$151	$201
Non-cash right-of-use assets obtained in exchange for lease obligation	$2,037	$276
Equity financing costs in accounts payable	$74	$129
Deemed dividend on convertible preferred stock	$17,378	$—
Forgiveness of debt	$10	$—
Warrants exercised in other receivables	$1,498	$—
Warrants issued in connection with debt instruments	$67	$161

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents. In 2019, the Company revised its non-GAAP financial measures to include the change in allowance for doubtful accounts in an effort to better align its Adjusted EBITDA with its loan covenants and how management evaluates business performance.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, and allowance for doubtful accounts. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders	$(6,142)	$(3,587)	$(34,207)	$(17,855)
Deemed dividend on convertible preferred stock	—	—	17,378	—
GAAP net income (loss)	$(6,142)	$(3,587)	$(16,829)	$(17,855)
Adjustments:
Interest expense, net	577	598	2,359	2,157
Income tax (benefit) provision	79	(112)	128	(44)
Depreciation and amortization	(28)	228	499	982
Change in allowance for doubtful accounts	65	452	1,328	1,695
Stock-based compensation	1,003	768	3,370	2,742
Other (income) expense, net	(6)	—	(4,215)	—
Adjusted EBITDA	$(4,452)	$(1,653)	$(13,360)	$(10,323)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.07)	$(0.13)	$(0.56)	$(0.77)
Deemed dividend on convertible preferred stock	—	—	0.28	—
GAAP net income (loss) per share, basic and diluted	$(0.07)	$(0.13)	$(0.28)	$(0.77)
Adjustments:
Interest expense, net	0.01	0.02	0.04	0.09
Income tax (benefit) provision	—	—	—	—
Depreciation and amortization	—	0.01	0.01	0.04
Change in allowance for doubtful accounts	—	0.02	0.02	0.07
Stock-based compensation	0.01	0.03	0.06	0.12
Other (income) expense, net	—	—	(0.07)	—
Adjusted EBITDA per share, basic and diluted	$(0.05)	$(0.05)	$(0.22)	$(0.45)